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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                                   Pursuant to
                             Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 21, 2003

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                      APPLIED EXTRUSION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                     0-19188                 51-0295865

 (State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)


                                  15 Read's Way
                           New Castle, Delaware 19720

          (Address of principal executive offices, including zip code)


                                 (302) 326-5500

              (Registrant's telephone number, including area code)

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                               Page 1 of 4 pages.

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Item 5.  OTHER EVENTS

         Applied Extrusion Technologies, Inc. (the "Company") and its lenders agreed to amend and restate its credit facility on January 21, 2003. The amended and restated facility (the "Credit Facility"), due in March 2006, initially provides for availability equal to the lesser of (1) $13 million plus $6.219 million of letters of credit or (2) 85% of eligible accounts receivable, as defined in the Credit Facility. On or prior to March 31, 2003, contingent upon the completion of diligence reviews by the agent for the lenders, successful syndication of the loan by the agent and satisfaction of other customary conditions, availability under the Credit Facility will increase to $50 million, subject to the level of the Company's borrowing base, as defined in the Credit Facility. There can be no assurance that the Company will satisfy the conditions to increase the availability under the Credit Facility. The Credit Facility contains covenants which limit capital expenditures, require certain minimum cash flow levels and require certain minimum levels of availability. A copy of the Credit Facility is attached to this Current Report on Form 8-K as Exhibit 10.1.

                                       -2-

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APPLIED EXTRUSION TECHNOLOGIES, INC.


                                        By  /s/ Brian P. Crescenzo
                                          --------------------------------------
                                           Name: Brian P. Crescenzo
                                           Title: Vice President Finance,
                                                  Secretary and Treasurer


Date: January 24, 2003

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                                  EXHIBIT INDEX


Exhibit 10.1 Amended and Restated Credit Agreement dated as of January 21, 2003 between the Registrant and JPMorgan Chase Bank as Administrative Agent.